Exhibit 99.1

NovaDel Reports Financial Results for Second Quarter and Six Months ended June 30, 2009

Flemington, NJ – August 12, 2009 - NovaDel Pharma Inc. (the “Company”) (NYSE AMEX: NVD), a specialty pharmaceutical company developing oral spray formulations for a broad range of marketed treatments, reported financial results for its second quarter and six months ended June 30, 2009. For the quarter and six months ended June 30, 2009, NovaDel reported a net loss of $1.7 million, or $0.03 per share, and $3.8 million, or $0.06 per share, respectively, compared to a net loss of $3.2 million, or $0.05 per share, and $5.2 million, or $0.09 per share, respectively, for the quarter and six months ended June 30, 2008.

For the quarter ended June 30, 2009, the loss from operations was $1.5 million as compared to $2.9 million for the quarter ended June 30, 2008. The decrease of $1.4 million is attributable to further reductions in overall spending as the Company has postponed project related activities due to resource constraints, restructuring of internal resources and the recording of a loss of $0.3 million in the second quarter of 2008 on assets held for sale.

As of June 30, 2009, NovaDel’s cash and cash equivalents were $0.5 million. The Company had negative working capital of $(3.6) million as of June 30, 2009, as compared to working capital of $0.1 million as of December 31, 2008, representing a net decrease in working capital of approximately $(3.7) million, principally due to the net cash used in operations of $(2.8) million and $1.0 million payment to ProQuest against the First Tranche Notes (as further described below).

As previously disclosed, the Company issued $4.0 million of secured convertible notes to ProQuest Investments, II, L.P., and related entities (collectively, “ProQuest”), consisting of approximately $1.5 million of notes issued on May 30, 2008 (the “First Tranche Notes”) and $2.5 million of notes issued on October 17, 2008 (the “Second Tranche Notes”). On April 29, 2009 the Company remitted $1.0 million to ProQuest against the May 30, 2008 First Tranche Notes. As of June 30, 2009, the secured convertible notes balance is $3.0 million.

On June 26, 2009, the Company entered into a Common Stock Purchase Agreement (the “Agreement”) with Seaside 88, LP (“Seaside”) relating to the offering and sale of a total of up to 13.0 million shares of the Company’s common stock which requires the Company to issue and sell to Seaside, and Seaside to purchase, 0.5 million shares of the Company’s common stock once every two (2) weeks, subject to the satisfaction of customary closing conditions, for twenty-six (26) closings over a fifty-two (52) week period. Pursuant to the terms of the Agreement, if, with respect to any subsequent closing, the volume weighted average of the trading price of the Company’s common stock for the three trading days immediately prior to such closing is below $0.25 per share, then the particular subsequent closing will not occur and the aggregate number of shares to be purchased by Seaside shall be reduced by 500,000 shares of common stock. Through July 31, 2009, the Company issued 1.0 million shares to Seaside, receiving net proceeds of approximately $0.2 million.

ABOUT NOVADEL PHARMA

NovaDel Pharma Inc. is a specialty pharmaceutical company developing oral spray formulations for a broad range of marketed drugs. The Company’s proprietary technology offers, in comparison to conventional oral dosage forms, the potential for faster absorption of drugs into the bloodstream leading to quicker onset of therapeutic effects and possibly reduced first pass liver metabolism, which may result in lower doses. Oral sprays eliminate the requirement for water or the need to swallow, potentially improving patient convenience and adherence.

NovaDel’s oral spray technology is focused on addressing unmet medical needs for a broad array of existing and future pharmaceutical products. The Company’s most advanced oral spray candidates target angina, nausea, insomnia, migraine headaches and disorders of the central nervous system. NovaDel plans to develop these and other products independently and through collaborative arrangements with pharmaceutical and biotechnology companies. To find out more about NovaDel Pharma Inc. (NYSE AMEX: NVD), visit our website at www.novadel.com.

FORWARD-LOOKING STATEMENTS:

Except for historical information contained herein, this document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein including, but not limited to, the successful completion of its pilot pharmacokinetic feasibility studies, the ability to develop products (independently and through collaborative arrangements), the ability to commercialize and obtain FDA and other regulatory approvals for products under development and the acceptance in the marketplace for oral spray products. The filing of an NDA with the FDA is an important step in the approval process in the United States. Acceptance for filing by the FDA does not mean that the NDA has been or will be approved, nor does it represent an evaluation of the adequacy of the data submitted. Further, the Company operates in industries where securities may be volatile and may be influenced by regulatory and other factors beyond the Company’s control. Important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company’s most recent Annual Report on Form 10-K and Registration Statements, filed with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, if any, the reader is urged to carefully read all cautionary statements contained in such filings.

For more detailed information regarding NovaDel’s First Quarter 2009 financial results and its product pipeline, please review the Company’s SEC filings, the Company’s Form 10-K for the year ended December 31, 2008 and its Form 10-Q for the quarter ended March 31, 2009 at the Investor Relations section of www.novadel.com.

CONTACT:

Steven B. Ratoff

(908) 782-3431 ext. 2650

Chairman, Interim Chief Financial Officer, Interim President and Chief Executive Officer

NovaDel Pharma Inc.

sratoff@novadel.com

NOVADEL PHARMA INC.

CONDENSED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2009 AND JUNE 30, 2008

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008

License Fees and Milestone Fees Earned	$67,000	$51,000	$133,000	$154,000

Research and Development Expenses	624,000	1,323,000	1,450,000	2,446,000
Consulting, Selling, General and Administrative Expenses	936,000	1,322,000	2,194,000	2,309,000
Loss on Assets Held for Sale		342,000		342,000

Total Expenses	1,560,000	2,987,000	3,644,000	5,097,000

Loss From Operations	(1,493,000)	(2,936,000)	(3,511,000)	(4,943,000)

Other Income / (Expense)	(59,000)	—	301,000	—
Interest Expense	(150,000)	(294,000)	(636,000)	(294,000)
Interest Income	1,000	28,000	6,000	63,000

Net Loss	$(1,701,000)	$(3,202,000)	$(3,840,000)	$(5,174,000)

Basic and Diluted Loss Per Common Share	$(0.03)	$(0.05)	$(0.06)	$(0.09)

Weighted Average Number of Common Shares Used in Computation of Basic and Diluted Loss Per Common Share	60,081,374	59,592,260	59,987,277	59,592,260

NOVADEL PHARMA INC.

CONDENSED BALANCE SHEETS

AS OF JUNE 30, 2009 (UNAUDITED) AND DECEMBER 31, 2008

ASSETS	June 30, 2009 (unaudited)	December 31, 2008 (Note 2)
Current Assets:
Cash and cash equivalents	$493,000	$4,328,000
Assets held-for-sale	299,000	299,000
Deferred financing costs, net of accumulated amortization of $238,000 and $213,000, respectively	—	25,000
Prepaid expenses and other current assets	388,000	958,000
Total Current Assets	1,180,000	5,610,000

Property and equipment, net	1,146,000	1,447,000
Other assets	32,000	259,000

TOTAL ASSETS	$2,358,000	$7,316,000

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current Liabilities:
Secured convertible notes payable, net of unamortized debt discount of zero and $403,000, respectively	$3,000,000	$3,597,000
Accounts payable	326,000	654,000
Accrued expenses and other current liabilities	1,159,000	924,000
Current portion of deferred revenue	266,000	266,000
Current portion of capital lease obligations	51,000	122,000
Total Current Liabilities	4,802,000	5,563,000

Non-current portion of deferred revenue	4,335,000	4,468,000
Non-current portion of capital lease obligations	9,000	26,000

Total Liabilities	9,146,000	10,057,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIENCY
Preferred stock, $.001 par value:
Authorized 1,000,000 shares, none issued	—	—
Common stock, $.001 par value:
Authorized 200,000,000, issued 60,706,374 and 60,692,260 shares at June 30, 2009 and December 31, 2008, respectively	61,000	60,000
Additional paid-in capital	72,186,000	72,034,000
Accumulated deficit	(79,029,000)	(74,829,000)
Less: treasury stock, at cost, 3,012 shares	(6,000)	(6,000)
Total Stockholders’ Deficiency	(6,788,000)	(2,741,000)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$2,358,000	$7,316,000

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